                                                                    Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------






We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61772 and 333-42275), on Form S-4 (No. 333-93243), and on Form S-8 (Nos. 333-61768, 333-70859, 033-52557, 33-27032,
2-81757, 333-81085) of Philadelphia Suburban Corporation of our report dated January 31, 2003 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 26, 2003